UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FIRST METROPLEX CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Texas	71-0919962
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

16000 Dallas Parkway, Suite 125
Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☒

Securities Act registration statement file number to which this Form relates: 333-111153

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

 (Title of Class)

Page 1 of 4 Pages

ITEM 1. Description of Registrant’s Securities To Be Registered.

First Metroplex Capital, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its common stock, par value $0.01 per share, to be registered hereunder set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form SB-2 (File No. 333-111153), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on December 15, 2003, as thereafter amended and supplemented.

ITEM 2. Exhibits.

Exhibit No.    Description

*3.1      Articles of Incorporation of First Metroplex Capital, Inc.
*3.2       Bylaws of First Metroplex Capital, Inc.
*4.1      Specimen stock certificate representing First Metroplex Capital, Inc. Common Stock

* Incorporated by reference to the Company’s Registration Statement on Form SB-2, as amended, which was initially filed with the Securities and Exchange Commission on December 15, 2003.

Page 2 of 4 Pages

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 2, 2005

FIRST METROPLEX CAPITAL, INC.

By:	/s/ Patrick G. Adams
Patrick G. Adams
President and Chief Executive Officer

Page 3 of 4 Pages

EXHIBIT INDEX

Exhibit No.     Description

*3.1      Articles of Incorporation of First Metroplex Capital, Inc.
*3.2      Bylaws of First Metroplex Capital, Inc.
*4.1      Specimen stock certificate representing First Metroplex Capital, Inc. Common Stock

* Incorporated by reference to the Company’s Registration Statement on Form SB-2, as amended, which was initially filed with the Securities and Exchange Commission on December 15, 2003.

Page 4 of 4 Pages